May 5, 2014

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

RE: DLD Group, Inc.

File Ref. No. 000-27195

We have read the statements of DLD Group, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated March 31, 2014 and agree with such statements as they pertain to our firm.

Regards,

Liggett, Vogt & Webb, P.A.

LIGGETT, VOGT & WEBB, P.A.
Certified Public Accountants